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Exhibit 99.3

Qwest Announces Results of Private Debt Exchange Offer; Debt Reduction of Over $1.9 Billion

        DENVER, December 23, 2002—Qwest Communications International Inc. (QCII) (NYSE: Q) today announced the successful results of its offer to exchange $12.9 billion aggregate principal amount of outstanding debt securities of Qwest Capital Funding, Inc. (QCF), a wholly-owned subsidiary of QCII, in a private placement for new debt securities. As of the expiration of the offer on Friday, December 20, 2002, approximately $5.2 billion in total principal amount of the QCF notes had been validly tendered and accepted for exchange. This will reduce Qwest's total debt by over $1.9 billion—from approximately $24.5 billion to approximately $22.6 billion—and extend some near-term maturities.

        Over the past six months, Qwest's new leadership team has accomplished a number of steps to reduce debt and improve liquidity, including closing the sale of the first phase of its directory publishing business, QwestDex; amending the company's credit facility; and completing a new term loan.

        "The successful results of this private exchange offer mark another significant step in our plans to improve liquidity, and delever and strengthen our balance sheet, which we have undertaken to benefit all of the company's constituencies," said Oren Shaffer, Qwest vice chairman and CFO. "We continue to make progress on improving Qwest's financial position to ensure the long-term success of the company."

        The table below lists the principal amount and the percentage tendered and accepted for each series of QCF notes. A total of $3.3 billion of new notes of Qwest Services Corporation (QSC) will be issued. QSC will issue $547 million of its 13.00% notes due 2007, $2.1 billion of its 13.50% notes due 2010, and $642 million of its 14.00% notes due 2014. All tendered QCF notes have been accepted without proration.

Existing QCF Notes To Be Exchanged	Outstanding Aggregate Principal Amount ($Millions)	Amount of QCF Notes Tendered and Accepted For Exchange ($Millions)	% Tendered and Accepted	Amount of New QSC Notes ($Millions)
5.875% Notes due 2004	$1,250	$287	23%	$237
6.250% Notes due 2005	$500	$79	16%	$59
7.750% Notes due 2006	$1,250	$369	30%	$251
Total Amount of New QSC Notes due 2007				$547
6.375% Notes due 2008	$584	$280	48%	$175
7.000% Notes due 2009	$1,985	$1,047	53%	$665
7.900% Notes due 2010	$1,746	$1,001	57%	$641
7.250% Notes due 2011	$2,250	$992	44%	$630
Total Amount of New QSC Notes due 2010				$2,111
6.500% Debentures due 2018	$393	$121	31%	$64
7.625% Notes due 2021	$478	$230	48%	$124
6.875% Debentures due 2028	$1,477	$590	40%	$322
7.750% Notes due 2031	$990	$242	24%	$132
Total Amount of New QSC Notes due 2014				$642

        The settlement date for issuance of the new notes will be December 26, 2002. The numbers contained in this release are subject to final settlement calculations.

        The offer was made only to qualified institutional buyers and institutional accredited investors inside the United States and to non-U.S. investors located outside the United States. The new notes will not, upon issuance, be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from registration.

About Qwest

        Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 53,000-plus employees are committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

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        This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete, including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

        The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

        The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contact Information:

Media Contact	Investor Contact
Chris Hardman	Stephanie Comfort
303-992-2085	800-567-7296
chris.hardman@qwest.com	IR@qwest.com

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  Exhibit 99.3